================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        ------------------------------

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.   )

       Filed by the Registrant [X]

       Filed by a Party other than the Registrant [_]

       Check the appropriate box:

       [_] Preliminary proxy statement        [_] Confidential, For Use of the
                                                  Commission Only (as permitted
       [X] Definitive proxy statement             by Rule 14a-6(e)(2))

       [_] Definitive Additional Materials

       [_] Soliciting Material Pursuant to
           Rule 14a-11(c) or Rule 14a-12



                                CAPTARIS, INC.
                          (formerly AVT Corporation)
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


                           CALCULATION OF FILING FEE

==================================================================================================================
                                                       Per unit price or
                                                       other underlying
Title of each class of    Aggregate number of        value of transaction       Proposed maximum
 securities to which      securities to which        computed pursuant to       aggregate value
 transaction applies:     transaction applies:      Exchange Act Rule 0-11:     of transaction:     Total Fee Paid
------------------------------------------------------------------------------------------------------------------

==================================================================================================================

  [_] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:
                             ---------------------------------------------------

  (2) Form, Schedule or Registration Statement no.:
                                                   -----------------------------

  (3) Filing Party:
                   -------------------------------------------------------------

  (4) Date Filed:
                 ---------------------------------------------------------------

================================================================================

                                [CAPTARIS LOGO]

                               ----------------

                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on May 15, 2001

                               ----------------

   NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Captaris, Inc, formerly AVT Corporation, will be held at The Bellevue Club Hotel, 11200 Southeast 6th Street, Bellevue, Washington, at 11:00 a.m., local time, on Tuesday, May 15, 2001. Only shareholders who owned stock at the close of business on the record date, March 29, 2001, can vote at this meeting or any adjournments of the meeting that may take place. At the annual meeting we will ask you to:

  (1) Elect two directors to our board of directors to serve for a term as more fully described in the accompanying proxy statement;

  (2)  Transact such other business properly presented at the annual meeting.

   YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED DIRECTORS DESCRIBED IN THIS PROXY STATEMENT.

   All shareholders are cordially invited to attend the annual meeting in person.

   To assure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible, even if you plan to attend the annual meeting. A return envelope, which requires no postage, if mailed in the United States, is enclosed for this purpose. You may attend the annual meeting and vote in person even if you have previously returned your proxy card.

                                          By order of the Board of Directors

                                          /s/ Jeffrey B. deCillia

                                          Jeffrey B. deCillia
                                          Executive Vice President, Chief
                                          Financial Officer and Secretary

Kirkland, Washington
April 18, 2000


 Please note that attendance at our annual meeting will be limited to shareholders as of the record date, or their authorized representatives, and guests.

                                CAPTARIS, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   This proxy statement is furnished in connection with the solicitation by the board of directors of Captaris, Inc., formerly AVT Corporation, of proxies for use at the annual meeting of shareholders to be held at The Bellevue Club Hotel, 11200 Southeast 6th Street, Bellevue, Washington, at 11:00 a.m., local time, on Tuesday, May 15, 2001 or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Our principal executive offices are located at 11410 N.E. 122nd Way, Kirkland, Washington 98034. It is expected that this proxy statement and accompanying proxy card will be mailed to shareholders on or about April 18, 2001.

Record Date and Outstanding Shares

   Only holders of record of our common stock at the close of business on March 29, 2001 are entitled to notice of and to vote at the annual meeting. On that date there were 32,367,641 issued and outstanding shares of common stock.

Revocability of Proxies

   If you give your proxy to us, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by

  . notifying the Secretary of Captaris in writing before the annual meeting;

  . delivering to the Secretary of Captaris before the annual meeting a signed proxy with a later date; or

  .  attending the annual meeting and voting in person.

Quorum and Voting

   A quorum for the annual meeting is a majority of the outstanding shares of common stock present, whether in person or by proxy, and entitled to vote, at the annual meeting.

   You are entitled to one vote for each share of common stock you hold. For the election of directors, the directors who receive the greatest number of affirmative votes cast by holders of common stock present, in person or by proxy, and entitled to vote at the annual meeting, will be elected to the board of directors. You are not entitled to cumulate votes in the election of directors.

   If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted in accordance with our recommendation. We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in the proxy statement and the accompanying notice of annual meeting of shareholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

   Abstention from voting on the election of directors will have no impact on the outcome of this proposal since no vote has been cast in favor of any nominee. There can be no broker nonvotes on the election of directors since brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to election of directors.

   If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

Solicitation of Proxies

   We have retained Mellon Investor Services to aid in the solicitation of proxies. It is estimated that the cost of these services will be approximately $5,000, plus expenses. The cost of soliciting proxies will be borne by Captaris, Inc. Proxies may be solicited by personal interview, mail and telephone. In addition, Captaris, Inc. may reimburse brokerage firms and other persons representing beneficial owners of shares of common stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone.

                        PROPOSAL: ELECTION OF DIRECTORS

   At the annual meeting, two directors will be elected to hold office for a term of three years until our annual meeting of shareholders in 2004 and until a successor is elected and qualified. The board of directors has no reason to believe that the nominees named below will be unable to serve as a directors. If, however, any nominee becomes unavailable, the proxies will have discretionary authority to vote for any substitute nominee selected by the board.

   Unless authority to do so is withheld, the persons named as proxies in the accompanying proxy card will vote FOR the election of the nominees listed below.

Nominees for Election

   Robert F. Gilb (age 55) has been a director of Captaris since 1998. He has been the President of Robert F. Gilb Strategic & Business Consulting, L.L.C. since May 1997. From 1992 to 1997 Mr. Gilb held several positions at Microsoft Corporation, including: General Manager, Financial Analysis; General Manager, Finance; and General Manager, Worldwide Business Operations. From 1979 to 1992 Mr. Gilb was a partner with Arthur Andersen in Seattle, Washington. In his capacity as a partner at Arthur Andersen & Co., Mr. Gilb assisted clients in the computer software, biotech, retail, and distribution industries; provided services in international mergers and acquisitions, and business process reengineering, among other financial and consulting services. Mr. Gilb has served on the board of Hatch & Kirk, Inc., since 1997; is an Associate Trustee to the Pacific Science Center in Seattle; and is a member of the Seattle University Accounting Board of Advisors. Mr. Gilb has a Bachelor of Science Degree, Accounting, from California State University, Long Beach.

   John A. Kelley, Jr. (age 51) was appointed a director of Captaris in January 2001. Mr. Kelley has over 28 years of experience in the high tech and communications industries. Prior to joining Captaris' board of directors, Mr. Kelley served as the Executive Vice President, of Qwest Local Network from 1998 to 2001. From 1995 to 1998, Mr. Kelley served as Vice President and General Manager of Large Business and Government Accounts and President of Federal Services for US West. Mr. Kelley serves on the board of directors for Polycom, Inc. as well as Vice Chair on the board of directors for InRoads of Colorado, a non-profit mentoring program for talented, low-income high school and college students and is a member of the Women's Vision Foundation to advance and retrain corporate women leaders. Mr. Kelley holds a Bachelor of Science degree in business from the University of Missouri.

   The Board of Directors recommends a vote FOR the election of the nominees.

Continuing Directors--term expires 2002

   Richard J. LaPorte (age 55) served as President and Chief Executive Officer of Captaris from 1990 until July 2000, and has been a director since 1990. He became Chairman of the Board in 1994. He has over 32 years of experience managing high-technology data processing, computer software and communications companies. Mr. LaPorte was President and Chief Executive Officer of Accountants Microsystems Inc. from 1985 to 1990 and served as President and Chief Executive Officer of Gill Management Services, Inc., from 1981 to 1985. Prior to that he held various senior management positions at Xerox Computer Services, a division of Xerox Corporation, where he served for eleven years.

   Robert L. Lovely (age 63) has served as a director of Captaris since 1983. He is President of The Lovely Corporation. Mr. Lovely is also Executive Vice President and Director of Travel Automation Systems Corporation. (since 1994). Mr. Lovely is a director of Westar Financial Services (WEST). Prior to 1984, he was President, Chief Executive Officer and a director of Satellite Information Systems Co; founder, general manager and director of Illuminet, Inc; and founder, manager, Chief Executive Officer and director of Allied Data, a data processing services company. Mr. Lovely holds a B.A. degree in mathematics from Washington State University and a M.B.A. degree from Pacific Lutheran University.

Continuing Directors--term expires 2003

   James S. Campbell (age 73) has served as a director of Captaris since 1991. He has been President of Management Partners International, a management consulting firm since 1987. Prior to 1987, Mr. Campbell served as Chairman, President and Chief Executive Officer of Fortune Systems Corporation (now Connectivity Technology, Inc.), President of Shugart Corp., Founder and President of Xerox Computer Services and a Corporate Vice President of Xerox. Mr. Campbell also serves as a director of Rational Software Corp. He holds a B.A. degree in business administration from the University of Wisconsin and attended the Graduate School of Business at Wisconsin.

   David Anastasi (age 44) joined Captaris as Chief Executive Officer, President and a director in November 2000. From May to November of 2000 Mr. Anastasi served as President and Chief Executive Officer of Conversational Computing Corporation, a speech recognition technologies company from. Prior to that, he was a founder, President and Chief Executive Officer of the Global Chipcard Alliance (GCA) from 1999 to 2000. Mr. Anastasi also held the position of Vice President and General Manager of the Public Access Solutions & Smart Card Division of US West from 1994 to 1999. During his 20 years of experience, he has also held positions at Alcatel Business Systems and Warner Communications. He presently serves on the Telecommunication Advisory Board at the University of San Francisco. Mr. Anastasi holds a B.S. degree in marketing management from Bentley College in Boston and a Masters degree with an emphasis in international management from the University of San Francisco.

Compensation of Directors

   Currently, Captaris pays nonemployee directors an annual retainer of $10,000 payable in quarterly installments. Captaris also pays each nonemployee director an attendance fee of $1,000 for attending board of directors meetings in person, and $500 for each telephonic board meeting, in addition to reimbursing them for reasonable expenses incurred in connection with attending such meetings. Committee meetings held separately are compensated at the same rate. Each nonemployee director is entitled to receive an annual retainer of $10,000, payable in quarterly installments.

   All nonemployee directors also receive automatic stock option grants pursuant to our Nonemployee Directors Program under the 1989 Restated Stock Option Plan. The Directors Program provides for the automatic grant of an option to purchase 20,000 shares of common stock to each nonemployee director upon his or her initial election or appointment to the board of directors. In addition, each nonemployee director automatically receives the grant of an option to purchase 8,000 shares of common stock immediately following each annual meeting of the shareholders. The exercise price for the options is the fair market value of our common stock on the date of grant. Each option vests one year after it is granted and expires 10 years from the date of grant or, if earlier, 12 months after the director's termination of service with Captaris, the director's death or the director's total disability. In the event of certain corporate transactions, such as a merger, sale or liquidation of Captaris, each outstanding option will accelerate in full in connection with the event.

Information on Compensation Committee and Audit Committee of the Board of Directors and Meetings

   The compensation committee establishes salaries, incentives and other forms of compensation for our directors, officers and other key employees, administers the Restated 1989 Stock Option Plan and recommends policies relating to benefit plans. The compensation committee consists of Robert L. Lovely and Robert F. Gilb. The compensation committee, which until March 2001 consisted of Messrs. Lovely, Gilb and William True, held nine meetings in 2000.

   The audit committee reviews our accounting practices, internal accounting controls and financial results and oversees the engagement of our independent auditors. The audit committee consists of James S. Campbell, Robert L. Lovely and Robert F. Gilb. The audit committee held five meetings in 2000.

   During 2000, there were eighteen meetings of the board of directors. Each board member participated in at least 75% of the meetings of the board and of each committee of which he was a member.

Compensation Committee Interlocks and Insider Board Participation

   Our compensation committee currently consists of Messrs. Lovely and Gilb. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our board of directors or compensation committee.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table summarizes certain information regarding the beneficial ownership of our common stock as of April 2, 2001 for

  .  those individuals who served as our chief executive officer during 2000;

  . our top four most highly compensated executive officers (other than those individuals who served as our chief executive officer) whose compensation exceeded $100,000 in 2000;

  .  each of our directors;

  .  all our directors and executive officers as a group; and

  .  each person or group that we know owns more than 5% of our common stock.

   Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of April 2, 2001 are deemed outstanding for computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the shares listed opposite their names.

                                                           Shares of Captaris
                                                              Common Stock
                                                           Beneficially Owned
                                                          --------------------
Name of Beneficial Owner                                   Number   Percent(1)
------------------------                                  --------- ----------
Executive Officers and Directors
David P. Anastasi........................................       -0-      *
Richard J. LaPorte(2)....................................   760,000      *
Roger A. Fukai(3)........................................   264,598      *
Max A. Anhoury(4)........................................   189,582      *
Randall J. Ottinger(5)...................................   188,745      *
David Sohm(6)............................................   171,872      *
Bradley H. Feder(7)......................................   140,289      *
Robert L. Lovely(8)......................................    92,800      *
Robert F. Gilb(9)........................................    50,500      *
James S. Campbell(10)....................................    49,200      *
John A. Kelley Jr. ......................................       -0-      *
All directors and current executive officers as a group
 (12 persons)(11)........................................ 2,000,787    6.2%

Other Principal Shareholders
Kopp Investment Advisors, Inc.(12)....................... 2,560,483    7.9%
 7701 France Avenue South, Suite 500
 Edina, MN 55435
Berger Small Cap Value Fund(13).......................... 2,400,000    7.4%
 210 University Boulevard, Suite 900
 Denver, CO 80206
Massachusetts Financial Services Company(14)............. 2,001,732    6.1%
 500 Boylston Street
 Boston, MA 0216

--------
  *   Less than 1%

 (1)  Based on 32,367,641 outstanding shares as of April 2, 2001.

 (2) Includes 703,384 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 2, 2001.

 (3) Includes 164,548 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 2, 2001.

 (4) Consists of 189,582 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 2, 2001.

 (5) Consists of 188,745 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 2, 2001.

 (6) Includes 171,531 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 2, 2001.

 (7) Includes 52,255 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 2, 2001.

 (8) Includes of 32,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 2, 2001.

 (9) Includes 30,500 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 2, 2001.

(10) Includes 24,000 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 2, 2001.

(11) Includes 70,553 shares issuable upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of April 2, 2001.

(12) Based on Schedule 13G dated January 31, 2001, Kopp Investment Advisors, Inc. beneficially owns 2,560,483 shares, and voting and dispositive power as to those shares is shared with Kopp Holding Company and LeRoy
      C. Kopp.

(13) Based on Schedule 13G dated February 14, 2001, Berger Small Cap Value Fund. beneficially owns 2,400,000 shares, and voting and dispositive power as to those shares is shared with certain of its affiliates.

(14) Based on Schedule 13G dated February 19, 2001, Massachusetts Financial Services Company beneficially owns 2,001,732 shares, and voting and dispositive power as to those shares is shared with certain of its affiliates.

                              EXECUTIVE OFFICERS

   Our executive officers and their ages as of April 2, 2001 are as follows:

                                                                        Officer
        Name                 Age                Position                 Since
        ----                 ---                --------                -------
David P. Anastasi...........  44 President, Chief Executive Officer and  2000
                                 Director
Jeffrey B. deCillia.........  41 Executive Vice President, Chief         2000
                                 Financial Officer and Secretary
Max V. Anhoury..............  37 Senior Vice President of North          1999
                                 American Field Operations
Randall J. Ottinger.........  43 Executive Vice President of Strategic   1997
                                 Business Development
David Sohm..................  50 Senior Vice President of International  1999
                                 Field Operations
Thomas A. Ryan..............  44 Chief Technology Officer                2000

   For Mr. Anastasi's biographical summary, see "Election of Directors."

   Mr. deCillia has served as our Executive Vice President, Chief Financial Officer since 2000 and as our Secretary since 2001. He is responsible for the accounting and treasury functions, Investor Relations, Human Resources, and other administrative functions throughout the Company. From 1999 to 2000 he served as our Senior Vice President of Finance and Administration. Prior to joining Captaris in 1999, Mr. deCillia was Chief Financial Officer for Cartia, Inc., a software company specializing in informational mapping solutions for enterprise customers from 1998 to 1999. Prior to that, he was Chief Financial Officer for Teltone Corporation, a public telecom company that delivers software solutions to call centers from 1996 to 1998. Prior to that Mr. deCillia was the Director of Finance for AccessLine Technologies Inc., a telecommunications software company from 1994 to 1996. Mr. deCillia, a CPA, earned his B.A. in Accounting from the University of Washington.

   Mr. Anhoury has served the company since 1999. He is the Senior Vice President of North American Field Operations and was previously in the role of Senior Vice President of Sales and Marketing of Captaris' Document Exchange Software Group. From 1997 to 2000, Mr. Anhoury served as President of CommercePath Software Group, a Captaris subsidiary that was combined with RightFax in December 1999 to form Captaris' Document Exchange Software Group. Mr. Anhoury now oversees Captaris' Document Exchange Software Group business operations. Mr. Anhoury holds a B.S. degree in mathematical sciences from Oregon State University.

   Mr. Ottinger joined Captaris in June 1998 as President of our Computer Telephony Software Products Group. He is now the Executive Vice President of Strategic Business Development where he oversees the activities relating to partnerships. Prior to joining Captaris, Mr. Ottinger was Senior Vice President of Marketing and Business Development for Richter Systems, Inc., an enterprise software company, from 1997 to 1998. Prior to that, from 1995 to 1997, he served as President and Senior Vice President of Sales and Marketing of Globaltel Resources, Inc., a company selling private voice and data network services to large corporations. Mr. Ottinger has also held key executive management positions at Egghead.com, Inc. and the Claircom business unit of McCaw/AT&T wireless. Mr. Ottinger earned a B.A. degree in industrial psychology from Cornell University and an M.B.A. from Harvard Graduate School of Business.

   Mr. Sohm joined Captaris in April 1999, upon our acquisition of MediaTel Corporation, and he currently serves as the Senior Vice President of International Field Operations and serves the company as its President of Medialinq Services Group. Mr. Sohm oversees all aspects of International operations including the sales and marketing efforts. Prior to joining Captaris, Mr. Sohm was MediaTel's Vice President of Sales and Marketing from 1997 to 1999. Prior to that, from 1996 to 1997, Mr. Sohm served as Vice President of Products at Ramco Systems Corporation, a start-up company providing client-server, enterprise wide software. Mr. Sohm holds post-graduate degrees from the Stanford University AEA Executive Program and University of Wisconsin, Masters in Computer Science program. Mr. Sohm also graduated cum laude from Occidental College with a B.A. degree in mathematics.

   Mr. Ryan joined Captaris in December of 2000 as our Chief Technology Officer. From January 2000 to November 2000, he served as Senior Vice President of Engineering of Cruel World, an internet recruiting and placement firm. From 1996 to 2000 Mr. Ryan was Senior Vice President of Engineering at MediaTel Corporation, which was acquired by Captaris in April of 1999. Mr. Ryan holds a B.S. degree in Computer Engineering from the University of Michigan and a masters in computer science from the Stevens Institute of Technology.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain compensation information regarding Captaris' chief executive officer, each of whom held the title of chief executive officer during portions of 2000, and each of the four other most highly compensated executive officers for services rendered in all capacities for Captaris during the fiscal years ended December 31, 2000, 1999 and 1998.

                                                                         Long-Term
                                                                        Compensation
                                                                           Awards
                                         Annual Compensation            ------------
                               ----------------------------------------  Securities   All Other
   Name and Principal                                   Other Annual     Underlying  Compensation
        Position          Year Salary($) Bonus($)(1) Compensation($)(2)  Options(#)     ($)(3)
   ------------------     ---- --------- ----------- ------------------ ------------ ------------
David P. Anastasi(4)..... 2000 $ 38,653   $ 75,000        $     --        750,000       $   --
 President & Chief
 Executive Officer

Richard J. LaPorte(5).... 2000  300,000         --              --             --        2,625
 Chairman of the Board    1999  293,333    158,140              --        400,000        5,000
 Former President & Chief 1998  257,500    109,014              --             --        3,000
 Executive Officer

Roger A. Fukai(6)........ 2000  241,666         --              --         30,000        2,625
 Business Development     1999  170,000     64,811              --        200,000        5,000
 Advisor, Former Interim  1998  144,333     54,855              --         27,600        3,000
 President and Chief
 Executive Officer

Max V. Anhoury........... 2000  175,000         --          46,458             --        2,625
 Senior Vice President of 1999  146,666    173,024         170,000(7)          --        5,000
 North American Field     1998  130,000    196,149              --             --           --
 Operations

Bradley H. Feder......... 2000  195,833         --          32,084             --        2,625
 Special Advisor          1999  170,000     79,996              --        148,874        5,000
 Former President,        1998  156,250     20,609         164,261         31,200        3,000
 Document Exchange
 Software Group

Randall J. Ottinger...... 2000  219,583         --          37,500             --        2,578
 Executive Vice President 1999  206,250     97,658              --         20,000        5,000
 Strategic Business       1998  112,820     89,024              --        490,000           --
 Development

David Sohm............... 2000  212,500         --          28,875         50,000        2,625
 Senior Vice President of 1999  195,625     61,801           5,661        360,000           --
 International Field
 Operations

--------
(1) Except as otherwise noted represents bonuses paid pursuant to the Captaris' Management Incentive Compensation Plan described in the Compensation Committee Report below.

(2)  Except as otherwise noted, consists of sales commissions.

(3)  Consists of matching contributions to the Captaris' 401(k) plan.

(4)  Mr. Anastasi joined Captaris in November 2000.

(5) Mr. LaPorte resigned as President and Chief Executive Officer in July 2000 and retired from the company on December 31, 2000. He remains Chairman of the Board of Directors.

(6) Mr. Fukai served as Interim President and Chief Executive Officer from July to November 2000. Prior to that he served as Executive Vice President and Chief Financial Officer.

(7) Mr. Anhoury received $170,000 in connection with his relocation from Portland to the Tucson facility in 1999.

Option Grants in Last Fiscal Year

   The following table provides information regarding stock options we granted to the individuals listed in the Summary Compensation Table during the fiscal year ended December 31, 2000.

                                          Individual Grants                   Potential Realizable
                         ---------------------------------------------------    Value at Assumed
                            Number of       Percent of                        Annual Rates of Stock
                            Securities    Total Options                      Price Appreciation for
                            Underlying      Granted to   Exercise               Option Term($)(4)
                             Options       Employees in  or Base  Expiration -----------------------
          Name           Granted(#)(1)(2) Fiscal Year(3) Price($)    Date        5%          10%
          ----           ---------------- -------------- -------- ---------- ----------- -----------
David P. Anastasi.......     750,000           23.0%      $ 5.94  11/15/2010 $ 2,801,725 $ 7,100,122
Richard J. LaPorte......         -0-             --                                   --          --
Roger A. Fukai..........      30,000            0.9%      $ 6.09   7/18/2010 $   114,899 $   291,177
Max V. Anhoury..........         -0-             --                                   --          --
Bradley H. Feder........         -0-             --                                   --          --
Randall J. Ottinger.....         -0-             --                                   --          --
David Sohm..............      50,000            1.5%      $11.94    5/9/2010 $   375,450 $   951,464

--------
(1) Except as provided in footnote 2, the options vest on a four year schedule, with 25.0% of the options becoming exercisable one year after the grant date and an additional 2.8% becoming exercisable each month thereafter until the options are fully vested fours years after the grant date, subject to the terms and limitations of the 1989 Restated Stock Option Plan. The options expire ten years from the date of grant, unless cancelled earlier as a result of termination of employment. The exercise price of the options is the fair market value of our common stock on the grant date. These options were generally granted as incentive stock options, subject to limitations imposed by tax law.

(2) Mr. Fukai's option was fully vested and exercisable on the date of grant.

(3) The Company granted 3,251,952 stock options to employees and officers in 2000.

(4) The potential realizable value represents amounts, net of exercise price before taxes, which may realized upon exercise the option immediately prior to the expiration of the term assuming stock price appreciation of 5% and 10% over the option term. The 5% and 10% values are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

   The following table sets forth certain information regarding option exercises in 2000 and options held as of December 31, 2000 by each of the officers listed in the Summary Compensation Table.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                      Number of Securities
                                                     Underlying Unexercised     Value of Unexercised
                                                         Options Held at       In-the-Money Options at
                           Shares                     December 31, 2000(#)     December 31, 2000($)(1)
                         Acquired On     Value      ------------------------- -------------------------
          Name           Exercise(#) Realized(2)($) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------------- ----------- ------------- ----------- -------------
David P. Anastasi.......        --     $       --          --      750,000     $     --      $    --
Richard J. LaPorte......   356,616      7,106,582     703,384      300,000      862,839           --
Roger A. Fukai..........   100,000        198,208     133,138      181,410      101,367           --
Max V. Anhoury..........    60,000      1,035,234     179,166      160,834           --           --
Bradley H. Feder........    96,705      1,737,052      42,076      117,257           --           --
Randall J. Ottinger.....    10,000        160,600     144,996      365,004           --           --
David Sohm..............        --             --     124,119      334,011       73,246       17,481

--------
(1) Amounts are based on the fair market value of Captaris common stock on December 31, 2000, as reported on the Nasdaq National Market, which was $4.97. There is no guarantee that if and when these options are exercised they will have this value. An option is "in-the-money" if the fair market value of the underlying shares exceeds the exercise price of the option.

(2) The value realized is the difference between the fair market value of the underlying stock at the time of exercise and the exercise price.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

   Anastasi Employment Agreement. Captaris entered into an employment agreement with David Anastasi, President and Chief Executive Officer as of October 26, 2000. The employment agreement established Mr. Anastasi's initial base salary, provided for an annual bonus based on the achievement of personal and financial objectives agreed upon by the compensation committee and Mr. Anastasi, and, provided for an initial option grant to Mr. Anastasi. Under the employment agreement, Mr. Anastasi is entitled to a bonus of at least 25% of his base salary if all specified objectives are met and an additional annual cash bonus of up to at least 25% of his base salary for the given year under Captaris' Management Incentive Compensation Plan if Captaris achieves specified levels of operating profit. Mr. Anastasi is also entitled to participate in such benefit plans as are generally available to Captaris' executive officers. In the event Mr. Anastasi is terminated without cause or resigns for good reason (each as defined in the employment agreement), he is entitled to the lesser of his annual base salary or that amount of salary he would have earned for the duration of the employment agreement, plus the objective bonus payable for that year and benefits for a period of twelve months from the date of termination. The employment agreement will expire on December 31, 2004, unless terminated earlier. Thereafter the employment agreement is automatically extended on each January 1 for consecutive one-year terms if neither Captaris nor Mr. Anastasi notifies the other party to the contrary by October 1 of the prior year.

   Sohm Employment Agreement. Captaris entered into an employment agreement with David Sohm, Captaris' Senior Vice President of International Field Operations as of April 14, 1999. The employment agreement provided for an initial option grant to Mr. Sohm and established Mr. Sohm's initial base salary. Mr. Sohm's base salary is subject to review by the compensation committee, which may increase but not reduce the base salary. Under the employment agreement, Mr. Sohm is entitled to an annual cash bonus of at least $25,000 if certain specified objectives are met, and he is entitled to receive an additional annual cash bonus of up to at least 25% of his base salary for the given year under Captaris' Management Incentive Compensation Plan if Captaris achieves specified levels of operating profit. Mr. Sohm is also entitled to participate in such benefit plans as are generally available to Captaris' executive officers. In the event Mr. Sohm is terminated without cause or resigns for good reason (each as defined in the employment agreement), he is entitled to the lesser of his annual base salary or that amount of salary he would have earned for the duration of the employment agreement, provided that the amount he receives is not less than three months' base salary, plus the objective bonus payable for that year and benefits for the period of the salary continuation. The employment agreement will expire on April 14, 2001, unless terminated earlier.

   Anhoury Employment Agreement. Captaris entered into an employment agreement with Max Anhoury, Senior Vice-President of North American Field Operations as of January 1, 2001. The employment agreement established Mr. Anhoury's initial base salary, provided for an annual bonus based on the achievement of personal and financial objectives agreed upon by the compensation committee and Mr. Anhoury, and provided for an initial option grant to Mr. Anhoury. Under the employment agreement, Mr. Anhoury is entitled to a bonus targeted at 33% of his base salary if all specified objectives are met and an additional annual cash bonus of up to 23% of his base salary for the year under Captaris' Management Incentive Compensation Plan if Captaris achieves specified levels of revenue and total operating income. Mr. Anhoury is also entitled to participate in such benefit plans as are generally available to Captaris' executive officers. In the event Mr. Anhoury is terminated without cause (as defined in the employment agreement) or terminates his employment after July 1, 2001, he is entitled to $175,000 and any unpaid annual base salary that has accrued for services already performed as of the date termination becomes effective. If Mr. Anhoury terminates his employment for any reason prior to July 1, 2001, or if he is terminated by the Captaris for cause, he will only be entitled to any unpaid annual base salary that has accrued for services already performed as of the date termination becomes effective. The employment agreement will expire on December 31, 2001, unless terminated earlier; thereafter the employment will be on an at-will basis.

   1989 Restated Stock Option Plan. In the event of certain corporate transactions, such as a merger or sale of Captaris, each outstanding stock option under, or governed by the terms of, Captaris' 1989 Restated Stock Option Plan will automatically accelerate and become 100% vested and exercisable in connection with the transaction, unless such acceleration would render unavailable "pooling of interest" accounting for a transaction that otherwise would qualify for this accounting treatment and for which pooling of interest accounting treatment is sought by Captaris.

   1994 Nonemployee Director Stock Option Plan. As of December 31, 2000, stock options to purchase 48,000 shares of our common stock were outstanding under Captaris' 1994 Nonemployee Director Stock Option Plan. No additional options will be granted under this plan and future grants to nonemployee directors will be made pursuant to the directors program under the 1989 Plan. In the event of certain corporate transactions, such as a sale of substantially all of our assets, or a merger or sale of our outstanding stock that results in more than 80% of the outstanding voting shares of Captaris being held by another corporation or entity, each outstanding option under the 1994 Plan will automatically accelerate and become 100% vested and exercisable for a period of 20 days prior to the effective date of the transaction, after which time the options will terminate.

   2000 Non-Officer Employee Stock Compensation Plan. In the event of certain corporate transactions, such as a merger or sale of Captaris, each outstanding stock option under, or governed by the terms of, Captaris' 2000 Non-Officer Employee Stock Compensation Plan will automatically accelerate and become 100% vested and exercisable in connection with the transaction, unless such acceleration would render unavailable "pooling of interest" accounting for a transaction that otherwise would qualify for this accounting treatment and for which pooling of interest accounting treatment is sought by Captaris.

Compensation Committee Report on Executive Compensation

   The compensation committee consists of Robert L. Lovely and Robert F. Gilb, each of whom is a nonemployee director. The committee is responsible for establishing and administering compensation policies and programs for our executive officers. This report reflects our compensation philosophy as endorsed by the compensation committee.

   Captaris' executive compensation program has been designed to ensure that compensation provided to executive officers is closely aligned with Captaris' business objectives and financial performance, and to enable Captaris to attract and retain those officers who contribute to our long-term success.

   Executive compensation generally consists of three components: base salary, annual cash bonus and long-term incentive awards. The compensation committee establishes each executive's compensation package by considering

  . the salaries of executive officers in similar positions in companies in the same industry as Captaris and in related industries;

  . the experience and contribution levels of the individual executive officer; and

  .  Captaris' financial performance.

   The compensation committee also relies on the recommendations of the Chief Executive Officer in matters related to the individual performance of the other executive officers because the committee believes that the Chief Executive Officer is the most qualified to make this assessment.

 Executive Officer Compensation

   The Chief Executive Officer annually recommends executive officer compensation programs to the compensation committee after the board of directors has approved the annual operating plan. Individual base salaries are based on historical practice, subjective evaluation of individual performance levels and contributions to Captaris business objectives, as well as comparisons to the salaries of executive officers in similar positions in companies in the same industry as Captaris and in related industries as determined from surveys obtained from various sources. For certain executive officers, initial base salary is also established by the officer's employment agreement with Captaris. In general, base salaries paid to Captaris' executive officers are near the median for comparable positions in the surveyed companies. The compensation committee does not assign relative weights to the factors it considers in establishing base salaries. The companies in the surveys reviewed may include some, but not all, of the companies that comprise the JP Morgan H&Q Communications Sector Index shown in the performance graph following this report.

   Annual cash bonuses for executive officers (other than those who receive commissions) are awarded under Captaris' Management Incentive Compensation Plan (which also includes other key employees) and are based on Captaris' annual financial and individual performance goals, as approved in the annual operating plan. The target total incentive award is established as a percentage of each executive officer's annual base salary. The largest portion of this potential award relates to achievement of Captaris' operating income goals. If Captaris' operating income is less than 70% of the goal, no profit-oriented incentive award is paid. If the 70% threshold is satisfied, each individual's profit-oriented incentive award is calculated by dividing actual operating income achieved by the approved goal and multiplying the result by such individual's target. In 2000, Captaris did not achieve at least 70% of its operating income goal and, accordingly, no executive officer cash bonuses were earned for the year under the Management Incentive Compensation Plan.

   The compensation committee also grants stock options to executive officers to provide long-term incentives that are aligned with the creation of increased shareholder value over time. Options typically are granted at fair market value at the date of grant. Except as described below, the compensation committee did not grant stock options to executive officers in 2000 as option grants made to executive officers in 1999 (totaling 1,238,170 shares) were intended to be the only grants made to those executive officers for a period of approximately three years. In 2000, the compensation committee granted David Sohm an option to purchase 50,000 shares of common stock intended to serve as a long-term retention tool.

 Compensation of the Chief Executive Officer

   David Anastasi joined Captaris as its President and Chief Executive Officer in November 2000. Mr. Anastasi's compensation for 2000 was established in his employment agreement, which is more fully described in this proxy statement under the heading "Employment Contracts, Termination of Employment and Change of Control Arrangements." Mr. Anastasi's annual base salary for 2000 was $300,000 and he was granted a stock option to purchase 750,000 shares of common stock. Mr. Anastasi did not participate in the Management Incentive Compensation Plan for 2000, but was instead given a $75,000 sign on bonus in November of 2000.

   Richard LaPorte served as Captaris President and Chief Executive Officer until July 2000. Mr. LaPorte's compensation program followed the same general philosophy and framework as other executive officers, consisting of base salary, annual cash bonuses and long-term incentive awards. The compensation committee believes that Mr. LaPorte's total compensation package for 2000 was near the median for chief executive officers of other companies in Captaris' industry and in related industries.

   Roger Fukai served as interim Chief Executive Officer of Captaris from July 2000 to November 2000. Prior to that, Mr. Fukai served as Executive Vice President of Finance and Administration. Upon his appointment to the position of interim Chief Executive Officer, Mr. Fukai's annual base salary was increased by 33% to $300,000, which increased his base salary to the same level as Mr. LaPorte's base salary. In addition, Mr. Fukai was granted a stock option to purchase an additional 30,000 shares of common stock. This additional compensation was granted as an incentive for Mr. Fukai to undertake the role of interim Chief Executive Officer.

 Section 162(m) Limitations

   Section 162(m) of the Internal Revenue Code of 1986, as amended, includes potential limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid or accrued with respect to any of Captaris' five highest-paid executives. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Captaris intends to qualify a sufficient amount of compensation to its executive officer's so that Section 162(m) will not materially affect the company in an adverse way. Compensation from the exercise of options granted to date under the company's stock option and equity plans is intended to qualify for this deduction.

                                          Compensation Committee

                                          Robert F. Gilb
                                          Robert L. Lovely

Performance Graph

   The following graph compares the cumulative total return to holders of our common stock with the cumulative total return of the Nasdaq US Stock Market and the JP Morgan H&Q Communications Sector Index for the period beginning December 31, 1994, and ending December 31, 2000, the end of our last fiscal year.

                  Comparison of Cumulative Total Return Among
                                Captaris, Inc.
                          Nasdaq US Stock Market and
                   JP Morgan H&Q Communications Sector Index


                              [PERFORMANCE GRAPH]

                                      1995   1996   1997   1998   1999   2000
  ----------------------------------------------------------------------------
   Captaris, Inc.................... 100.00  89.09 205.45 421.82 683.64 144.55
   Nasdaq Stock Market-U.S.......... 100.00 123.04 150.69 212.51 394.92 237.62
   JP Morgan H&Q Communications
    Sector.......................... 100.00 114.73 108.62 160.36 501.86 319.13

   Assumes $100 invested in each of Captaris, Inc. common stock, the Nasdaq US Stock Market and the JP Morgan H&Q Communications Sector Index, with all dividends reinvested. The stock price shown above for our common stock is historical and not necessarily indicative of future price performance.

                       COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish Captaris with copies of all Section 16(a) forms they file.

   Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that, during the 2000 fiscal year, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with by such persons, except that the company filed late forms on behalf of the following, Mr. Campbell's Form 4 in connection with the purchase of 1,200 shares, Mr. Gilb's Form 4 in connection with an option grant of 6,500 shares, and Mr. Ryan's Form 3 in connection with his appointment as our Chief Technology Officer in December 2000.

                         REPORT OF THE AUDIT COMMITTEE

   The members of the Audit Committee are independent as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. On June 12, 2000, the Board of Directors adopted a written Audit Committee Charter, a copy of which is provided herewith as Appendix A. The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2000 with the management of the Company. Additionally, the Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence. Based on the discussions and reviews noted above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2000.

                                          Audit Committee

                                          Robert L. Lovely
                                          James S. Campbell
                                          Robert F. Gilb

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The board of directors has selected Arthur Andersen LLP, independent auditors, to audit the financial statements of Captaris for the fiscal year ending December 31, 2000. Arthur Andersen LLP has audited our financial statements annually since November 1990. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   The aggregate fees billed for professional services rendered by Arthur Andersen LLP for fiscal year 2000 are as follows:

   (1) Audit Fees (for audit of our annual financial statements for fiscal year 2000 and reviews of our quarterly financial
       statements)..................................................  $117,000

   (2) Financial Information and Systems Design and Implementation
       Fees (for designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is
       significant to the financial statements taken as a whole)....  $      0

   (3) All Other Fees (for all other services)......................  $161,000

   The Audit Committee has considered whether the provision of financial information and systems design and implementation services and other services is compatible with maintaining the independence of Arthur Andersen LLP. None of the hours expended on Arthur Andersen's engagement to audit the Company's financial statements for fiscal year 2000 were attributed to work performed by persons other than the full-time, permanent employees of Arthur Andersen LLP.

                                OTHER BUSINESS

   The board of directors does not intend to present any business at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the annual meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy intend to exercise their discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

                             SHAREHOLDER PROPOSALS

   Under the Commission's proxy rules, shareholder proposals that meet certain conditions may be included in Captaris' proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at Captaris' 2002 Annual Meeting must give notice of the proposal to Captaris no later than December 11, 2001 to be considered for inclusion in the proxy statement and form of proxy relating to the 2002 Annual Meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to Captaris no earlier than February 8, 2002 and no later than March 12, 2002. Receipt by Captaris of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in Captaris' proxy materials or its presentation at the 2002 Annual Meeting because there are other requirements in the proxy.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

   A copy of Captaris' 2000 Annual Report to Shareholders, which includes Captaris' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, accompanies this Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ Jeffrey B. deCillia

                                          Jeffrey B. deCillia
                                          Executive Vice President of Finance
                                          and Administration, Chief Financial
                                          Officer and Secretary

Kirkland, Washington
April 18, 2001

                                                                     APPENDIX A

                       AVT CORPORATION--AUDIT COMMITTEE
                               COMMITTEE CHARTER
ADOPTED 6/12/00                                                REVISED 12/14/00

Organization

   There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of a minimum of three directors who are independent of the management of the corporation and who meet the independence, financial literacy and experience requirements of the NASD, as may be amended or supplemented from time to time and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

   The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation. Such independent auditors are ultimately accountable to the board of directors and the audit committee as representatives of the Company's shareholders.

   While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate or in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to resolve disagreements, if any, between management and the independent accountants, or to assure compliance with laws, regulations or the Corporation's corporate policies.

Responsibilities

   In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the audit committee will:

  . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

  . Annually, meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors. This meeting should address the auditor's judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting. Additionally, the clarity of the Company's financial disclosures, degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, as well as other significant decisions made by management in preparing the financial disclosures should be discussed. In addition, the Audit Committee should provide sufficient opportunity for independent auditors to meet with the members of the audit committee without members of management present.

  . Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

  . Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standard Board Statement No. 1. The committee should actively engage in a dialogue with the auditor regarding any disclosed relationships or services that may impact the objectivity and independence of the auditor and should take, or recommend that the full board take, appropriate action to ensure the independence of the outside auditor.

  . Review and reassess the adequacy of the audit committee charter on an annual basis. Ensure that such charter and the independence of audit committee members are disclosed in the Company's proxy statement as required.

  . Provide a report to be included in the Company's annual report and 10-K indicating that the audit committee has reviewed and discussed the financial statements with management; the audit committee has discussed the items required by SAS 61 with independent auditors; that the audit committee has received the written report from auditors required by ISB 1 and addressed the related independence issues with the auditors; and whether based on discussions in the items above, the audit committee recommended to the board that the audited financial statements be included in the Annual Report on form 10-K.

  . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  . Review the quarterly financial information with the auditors and financial management as required by Generally Accepted Auditing Standards; specifically to discuss significant adjustments, management judgments and accounting estimates, significant new accounting policies, any disagreements with management and other items that may be raised by the independent auditors, financial management or the Audit Committee. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

  . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

  . Investigate any matter brought to its attention within the scope of its duties or assigned to it by the Board of Directors, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                CAPTARIS, INC.

  PROXY FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 15, 2001.
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAPTARIS.

     The undersigned hereby appoint(s) David P. Anastasi and Jeffrey B. deCillia, and each of them, as Proxies with full power of substitution and hereby authorizes them to represent and to vote as designated below all shares of Common Stock of Captaris, Inc. held of record by the undersigned on March 29, 2001 at the 2001 Annual Meeting of Shareholders to be held at The Bellevue Club Hotel, 11200 Southeast 6th Street, Washington, at 11:00 a.m. on Tuesday, May 15, 2001 with authority to vote upon the following matters and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR THE NOMINEES" SET FORTH BELOW.

     The undersigned acknowledges receipt from Captaris prior to the execution of this Proxy of a Notice of Annual Meeting of Shareholders and a Proxy Statement dated April 11, 2001.

               IMPORTANT--Please Date and Sign on the Other Side



--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                                                               Please mark
                                                               your votes    [X]
                                                               as indicated



                                                    WITHHOLD AUTHORITY
                                   FOR           to vote for all nominees
                                 nominee's             listed below

1. ELECTION OF DIRECTORS           [ ]                      [ ]

   Election of the following nominee to serve as director for a three-year term and until a successor is elected and qualified:

                                Robert F. Gilb

                              John A. Kelley, Jr.



                    I plan to attend the Annual Meeting [ ]



                     YOUR VOTE IS IMPORTANT. PROMPT RETURN
                 OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE
                      OF ADDITIONAL SOLICITATION EFFORTS.



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              |  Please sign below exactly as your name appears on your stock
              | certificate. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.



                 Dated:                                                , 2001
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                 ------------------------------------------------------------
                                        Signature

                 ------------------------------------------------------------
                                 Signature if held jointly


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                           . FOLD AND DETACH HERE .